UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2010

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)
Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers

Effective November 2, 2010, Mr. John B. McCombe was appointed to the Revett Minerals Board of Directors. Mr. McCombe has over 25 years operating experience in North American and international mining and mineral processing operations. Most recently, he held the position of Senior Vice President - Operating Strategy at IAMGOLD Corporation. Mr. McCombe graduated from Queen’s University in 1983 with a Bachelor of Science in Mining Engineering and is a member of Canadian Institute of Mining and Metallurgy. Upon graduation Mr. McCombe joined Dickenson Mines (now Goldcorp) at their Red Lake operation where he held various mine and mill superintendent positions. From 1995 to 2005, Mr. McCombe was with Breakwater Resources where he was responsible for global operations.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: November 8, 2010	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary